                                                                      EXHIBIT 1
                                                                      ---------


                                MEMBERS OF GROUP
                                ----------------


Name of Corporation                                      Classification
-------------------                                      --------------

PICO Holdings, Inc.                                      Parent Holding company

Physicians Insurance Company of Ohio                     Insurance Company

American Physicians Life Insurance Company               Insurance Company

Physicians Investment Company                            Parent Holding Company


For a copy of the Joint Filing Agreement, please see Exhibit 2.

                                       10